UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2018

RPM International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14187	02-0642224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777 Medina, Ohio	44258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On August 17, 2018, RPM International Inc. (the “Company”) and Equiniti Trust Company, as rights agent, entered into an Amendment to the Rights Agreement, dated as of April 21, 2009 (the “Rights Agreement”). The Amendment accelerates the expiration of the rights to purchase Common Stock (the “Rights”) under the Rights Agreement from May 11, 2019 to August 17, 2018, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s Common Stock pursuant to the Rights Agreement will expire.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1	Amendment, dated as of August 17, 2018, to the Rights Agreement, dated as of April 21, 2009, by and between RPM International Inc. and Equiniti Trust Company, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)

Date: August 17, 2018	/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and Chief Compliance Officer

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